Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-213265

Product Supplement No. EQUITY-1 (To Prospectus dated November 4, 2016 and Series A Prospectus Supplement dated November 4, 2016) January 24, 2017

BofA Finance LLC

Notes Linked to One or More Equity Indices or Exchange Traded Funds

Fully and Unconditionally Guaranteed by Bank of America Corporation

This product supplement sets forth terms that will apply generally to the notes offered by this product supplement, which we refer to as the “notes.”

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The notes are unsecured senior notes issued by BofA Finance LLC (the “issuer”), a direct, wholly-owned subsidiary of Bank of America Corporation (the “Guarantor”). Any payments due on the notes are fully and unconditionally guaranteed by the Guarantor. Any payments due on the notes will be subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes.

•	The notes are not suitable for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisors.

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For each offering of the notes, we will provide you with a pricing supplement that will describe the specific terms of that offering, including the specific Market Measure, maturity date and certain risk factors. The pricing supplement will identify, if applicable, any additions or changes to the terms specified in this product supplement. If the terms specified in any pricing supplement are inconsistent with the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control.

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The return on the notes will be based on the performance of an equity index (an “Index”), an exchange traded fund (an “ETF”), a basket of Indices and/or ETFs or the worst performing of two or more Indices and/or ETFs. We refer to any such Index, ETF or basket as a “Market Measure.”

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The notes may or may not bear interest. Depending on the terms of the notes, the amount payable at maturity may be less than, equal to or greater than the principal amount. The notes may or may not be called or be subject to early redemption prior to maturity.

•	The notes will be issued in denominations as will be set forth in the applicable pricing supplement.

•	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange or quotation system.

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One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer the notes. See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-28.

The notes and the related guarantee of the notes by the Guarantor are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-5 of this product supplement, page S-4 of the accompanying Series A prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

The issuer and the Guarantor have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant pricing supplement, this product supplement, the prospectus supplement or the prospectus with respect to the notes offered by the relevant pricing supplement and with respect to the issuer and the Guarantor. The issuer and the Guarantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The relevant pricing supplement, together with this product supplement, the prospectus supplement and the prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of the issuer. The information in each of the relevant pricing supplement, this product supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant pricing supplement, this product supplement, the prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and the prospectus, as well as the applicable pricing supplement. None of us, the Guarantor or MLPF&S have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it.

Key Terms:

General:

The notes are unsecured senior debt securities issued by BofA Finance LLC (the “issuer”), and are not guaranteed or insured by the FDIC. Payments on the notes are fully and unconditionally guaranteed by Bank of America Corporation (the “Guarantor”). The notes will rank equally with all of the issuer’s other unsecured senior debt. The guarantee of the notes will rank equally with all other unsecured senior obligations of the Guarantor. Any payments due on the notes, including any repayment of principal, are subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes.

The return on the notes will be based on the performance of a Market Measure, as set forth in the applicable pricing supplement. We may issue notes in which the payments increase if the value of the Market Measure increases (“bullish notes”); we may also issue notes in which the payments increase if the value of the Market Measure decreases (“bearish notes”).

Market Measure:

The Market Measure may consist of one or more Indices and/or ETFs.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each Index or ETF included in any Basket as a “Basket Component.” The notes may also be based on the performance of the worst of two or more Indices, ETFs or Baskets. The specific Indices, ETFs or Basket Components, as applicable, will be set forth in the applicable pricing supplement.

Payments on the Notes:	The applicable pricing supplement will set forth the manner in which payments on the notes, including any interest payments or any payment at maturity or upon early redemption, will be determined. See “Description of the Notes” below.

Calculation Agent:	The calculation agent will make all determinations associated with the notes. Unless otherwise set forth in the applicable pricing supplement, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Selling Agents:	One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of the notes and will receive a commission or an underwriting discount based on the number of units of the notes sold. None of the selling agents is your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the notes.

Listing:	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange or quotation system.

ERISA Considerations:	See “ERISA Considerations” beginning on page 73 of the accompanying prospectus.

This product supplement relates only to the notes and does not relate to any Index or ETF that comprises the Market Measure described in any pricing supplement. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable pricing supplement, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any pricing supplement is inconsistent with this product supplement, the prospectus or the prospectus supplement, the information described in such pricing supplement will govern your notes.

None of us, the Guarantor or any selling agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

General Risks Relating to the Notes

Your investment may result in a loss; there may be no guaranteed return of principal. To the extent set forth in the applicable pricing supplement, there may not be a fixed principal repayment amount on the notes at maturity. The return on the notes will be based on the performance of a Market Measure and therefore, you may lose all or a significant portion of your investment if the value of the Market Measure decreases over the term of the notes (or in the case of bearish notes, increases). You should read the applicable pricing supplement to determine the extent to which your investment in the notes may result in the loss of your principal amount due to changes in the value of the Market Measure.

You may not receive interest payments on the notes. If so specified in the applicable pricing supplement, your notes may not pay interest. If your notes are interest bearing, they may pay interest at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The payments on the notes may be limited to a maximum return. If so specified in the applicable pricing supplement, the notes may have a fixed maximum return, regardless of the performance of the Market Measure. In such a case, your return on the notes may be less than the return that you could have realized if you invested directly in the equity securities represented by the applicable Market Measure, and you will not receive the full benefit of any appreciation (or in the case of bearish notes, decreases) in the value of the Market Measure beyond that maximum return.

Your notes may be called prior to maturity. If so specified in the applicable pricing supplement, your notes may be called at our option, or may be automatically called upon the occurrence of certain specified events. If the notes are called, the period over which you hold the notes and any interest payments, if applicable, will be limited. No further payments will be made on the notes after they have been redeemed. In addition, if the notes are called, there is no guarantee that you will be able to reinvest the proceeds in an investment with a comparable return and similar level of risk.

Payments on the notes are subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the notes. The notes are our senior unsecured debt securities, the payment on which will be fully and unconditionally guaranteed by the Guarantor. The notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of all payments on the notes will be dependent upon our ability and the ability of the Guarantor to repay our obligations under the notes on the applicable payment date(s), regardless of how the applicable Market Measure performs. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of your notes. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the Market Measure, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the notes.

We are a finance subsidiary and, as such, will have limited assets and operations. We are a finance subsidiary of Bank of America Corporation and will have no assets, operations or revenues other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor. As a finance subsidiary, to meet our obligations under the notes, we are dependent upon payment or contribution of funds and/or repayment of outstanding loans from the Guarantor and/or its other subsidiaries. Therefore, our ability to make payments on the notes may be limited. In addition, we will have no independent assets available for distributions to holders of the notes if they make claims in respect of the notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders may be limited to those available under the related guarantee by the Guarantor, and that guarantee will rank equally with all other unsecured senior obligations of the Guarantor.

The Guarantor’s obligations under its guarantee of the notes will be structurally subordinated to liabilities of the Guarantor’s subsidiaries. Because the Guarantor is a holding company, its ability to make payments under its guarantee of our payment obligations on the notes depends upon the Guarantor’s receipt from its subsidiaries of distributions, advances and other payments. In addition, the Guarantor’s right to participate in any distribution of assets of any of its subsidiaries upon that subsidiary’s bankruptcy, insolvency, liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. As a result, the Guarantor’s obligations under its guarantee of the notes will be structurally subordinated to all existing and future claims of creditors of its subsidiaries, and claimants should look only to the assets of the Guarantor for payments under its guarantee of the notes.

The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor; events of bankruptcy or insolvency or resolution proceedings relating to the Guarantor and covenant breach by the Guarantor will not constitute an event of default with respect to the notes. The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor will not constitute an event of default with respect to the notes. Furthermore, it will not constitute an event of default with respect to the notes if the guarantee by the Guarantor ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit the notes to be declared due and payable. In addition, a breach of a covenant by the Guarantor (including, for example, a breach of the Guarantor’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit the notes to be declared due and payable. The value you receive on the notes may be significantly less than what you otherwise would have received had the notes been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor or the breach of a covenant by the Guarantor or upon the Guarantor’s guarantee ceasing to be in full force and effect.

The initial estimated value of the notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the notes, which will be set forth in the applicable pricing supplement, will be an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the notes will exceed the initial estimated value. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the applicable Indices or ETFs, the Guarantor’s internal funding rate and the inclusion in the public offering price of the underwriting discount and expected hedging related charges. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

The initial estimated value will not represent a minimum or maximum price at which we, MLPF&S or any of our affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after the applicable pricing date will vary based on many factors that cannot be predicted with accuracy, including our and the Guarantor’s creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your notes. If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the notes will depend on various factors, including the Guarantor’s financial performance and changes in the value of the Market Measure. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily or at a price advantageous to you. The number of potential buyers of your notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that one or more of the selling agents will act as a market-maker for the notes that it offers, but none of them is required to do so and may cease to do so at any time. Any price at which a selling agent may bid for, offer, purchase or sell any of the notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may affect the prices, if any, at which those notes might otherwise trade in the market. In addition, if at any time any selling agent were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the pricing supplement, we will not list the notes on any securities exchange. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop, and if a trading market does develop, that there will be liquidity in the trading market.

If your notes are linked to a Basket, changes in the values of one or more of the Basket Components may be offset by changes in the values of one or more of the other Basket Components. The Market Measure of your notes may be a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Market Measure at any time, increases in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components which are more heavily weighted could have a greater impact upon your notes. In each case, the reverse may be true as to bearish notes.

The notes are not designed to be short-term trading instruments and if you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. Unless otherwise set forth in the applicable pricing supplement, if you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

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Value of the Market Measure. We anticipate that the market value of the notes prior to maturity generally will depend to a significant extent on the value of the Market Measure; however, owning the notes is not the same as owning the underlying Market Measure. In general, it is expected that the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases. The reverse will be the case as to bearish notes. However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate as the Market Measure. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above (or in the case of bearish notes, below) its value on the applicable pricing date, then you may receive less than the principal amount of your notes.

•	Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. Increases or decreases in the volatility of the Market

Measure may have an adverse impact on the market value of the notes. Even if the value of the Market Measure increases over the term of the notes, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate prior to the maturity date of the notes.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events and related uncertainties that affect stock markets generally, may affect the value of the Market Measure and the market value of the notes. If the Market Measure includes one or more Indices or ETFs that have returns that are calculated based upon securities prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your notes may also be affected by similar events in the markets of the relevant foreign countries.

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Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. In the case of non-U.S. Market Measures, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Market Measure, and, thus, the market value of the notes may be adversely affected.

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Dividend Yields. In general, if cumulative dividend yields on the equity securities represented by the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your notes will increase. The reverse will be the case as to bearish notes.

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Exchange Rate Movements and Volatility. If the Market Measure of your notes includes any non-U.S. Market Measures, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your notes, and the payments on the notes may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure, and changes in these correlations may have a negative impact on the value of your notes.

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Our and the Guarantor’s Financial Condition and Creditworthiness. Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes. However, a decrease in our or the Guarantor’s credit spreads or an improvement in our or the Guarantor’s credit ratings will not necessarily increase the market value of the notes.

•	Time to Maturity. There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,”

“premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity may decrease, such that the value of the notes will approach the expected amount to be paid at maturity.

Risks Relating to Conflicts of Interest

Trading and hedging activities by us, the Guarantor and any of our other affiliates may affect your return on the notes and their market value. We, the Guarantor and our other affiliates, including the selling agents, may buy or sell the securities represented by the Market Measure, or futures or options contracts on the Market Measure or those securities, or other listed or over-the-counter derivative instruments linked to the Market Measure or its component securities. We, the Guarantor and any of our other affiliates, including the selling agents, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes. These transactions could affect the value of these securities and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in the notes. On or before the applicable pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including the selling agents or others on their behalf (including for the purpose of hedging anticipated exposures), may affect the value of a Market Measure or the securities represented by the Market Measure. Consequently, the values of that Market Measure or the securities represented by that Market Measure may change subsequent to the pricing date of an issue of the notes, adversely affecting the market value of the notes.

We, the Guarantor or one or more of our other affiliates, including the selling agents, may also engage in hedging activities that could affect the value of the Market Measure on the applicable pricing date. In addition, these activities may decrease the market value of your notes prior to maturity, and may affect the amounts to be paid on the notes. We, the Guarantor or one or more of our other affiliates, including the selling agents, may purchase or otherwise acquire a long or short position in the notes and may hold or resell the notes. For example, the selling agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Market Measure, the market value of your notes prior to maturity or the amounts payable on the notes.

Our trading, hedging and other business activities may create conflicts of interest with you. We, the Guarantor or one or more of our other affiliates, including the selling agents, may engage in trading activities related to the Market Measure and to securities represented by the Market Measure that are not for your account or on your behalf. We, the Guarantor or one or more of our other affiliates, including the selling agents, also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the Guarantor and our other affiliates, including the selling agents, may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the Guarantor or our other affiliates also may enter into hedging transactions relating to other notes or instruments, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the notes and the applicable Market Measure. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss. We and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the Guarantor and our other affiliates, including the selling agents, receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will make a variety of determinations relating to the notes, including the amounts that will be paid on the notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event (as defined below) has occurred, or in connection with judgments that it would be required to make if the publication of an Index is discontinued. See the sections entitled “Description of the Notes—Market Disruption Events,” “—Adjustments to an Index,” “— Discontinuance of an Index,” “— Anti-Dilution and Discontinuance Adjustments Relating to ETFs.” The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that the Guarantor will control the calculation agent, potential conflicts of interest could arise.

Risks Relating to the Market Measures

Our offering of the notes does not constitute a recommendation of the Market Measure. You should not take our offering of the notes as an expression of our views about how any Market Measure will perform in the future or as a recommendation to invest in the Market Measure, including through an investment in the notes. As we are part of a global financial institution, we, the Guarantor and our other affiliates may, and often do, have positions (both long and short) in one or more of the foregoing that may conflict with an investment in the notes. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in the Market Measure and any such research, opinions or recommendations could adversely affect the price of the Market Measure. In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on a Market Measure or the equity securities represented by the Market Measure, the applicable financial markets or other matters that may influence the price of the Market Measure and the value of the notes, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the notes. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or the securities represented thereby from multiple sources, and you should not rely on the views expressed by our affiliates.

You will have no rights as a security holder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of the Guarantor. Investing in notes will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. Unless otherwise set forth in the applicable pricing supplement and under the limited circumstances described below, the payments on the notes will not reflect the value of dividends paid or distributions made on the equity securities represented by the Market Measure or any other rights associated with those equity securities. As a result, the return on your notes may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. Additionally, the levels of certain Indices reflect only the prices of the securities included in that Index and do not take into consideration the value of dividends paid on those securities. Your notes will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your notes are linked represents equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your notes, include:

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Market Volatility. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

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Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

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Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The Guarantor’s business activities relating to the companies represented by a Market Measure may create conflicts of interest with you. The Guarantor and/or our other affiliates, including the selling agents, at the time of any offering of the notes or in the future, may engage in business with the companies represented by a Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.

In connection with these activities, the Guarantor or our other affiliates may receive information about those companies that they will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may affect the value of the Market Measure and, consequently, the market value of your notes. We, the Guarantor and our other affiliates, do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the securities represented by a Market Measure. Any prospective purchaser of the notes should undertake an independent investigation of the companies represented by a Market Measure to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. The selection of the Market Measure does not reflect any investment recommendations from us, the Guarantor or our other affiliates.

Unless otherwise set forth in the applicable pricing supplement, we, the Guarantor and our other affiliates do not control any company represented by any Market Measure and have not verified any disclosure made by any other company. The Guarantor or our other affiliates currently, or in the future, may engage in business with companies represented by a Market Measure, and the Guarantor or our other affiliates may from time to time own securities of companies represented by a Market Measure. However, none of us, the Guarantor or any of our other affiliates, including the selling agents, have the ability to control the actions of any of these companies including actions that could affect the value of any security represented by the Market Measure.

Additionally, none of us, the Guarantor or any of our other affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, any of these companies, unless (and only to the extent that) our securities or the securities of the Guarantor or any of our other affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable pricing supplement, we, the Guarantor and any of our other affiliates are not responsible for the calculation of any Index included in the applicable Market Measure, or any index underlying an ETF (an “Underlying Index”) included in that Market Measure. You should make your own investigation into the Market Measure.

Unless otherwise set forth in the applicable pricing supplement, none of the sponsors of an Index or Underlying Index, their affiliates, or any companies represented by the Market Measure will be involved in any offering of the notes or will have any obligation of any sort with respect to notes. As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the notes.

We cannot assure you that publicly available information provided about the Market Measure is accurate or complete. All disclosures relating to any Market Measure in the applicable pricing supplement will be derived from publicly available documents and other publicly available information, without independent verification. None of us, the Guarantor or our other affiliates has participated in, and will not participate in, the preparation of those documents or make any due diligence inquiry with respect to any Market Measure in connection with the offering of the notes. We and the Guarantor do not make any representation that those publicly available documents or any other publicly available information regarding any Market Measure is accurate or complete. We and the Guarantor are not responsible for the public disclosure of information by or about any Market Measure, whether contained in filings by an ETF with the U.S. Securities and Exchange Commission (the “SEC”) or otherwise made publicly available. As a result we cannot give any assurance that, prior to the date of the applicable pricing supplement, all events which could impact the Market Measure or the accuracy or completeness of those public documents or information have been publicly disclosed. Any subsequent disclosure or future failure to disclose material events concerning the Market Measure could affect its value and therefore, the value of the notes. You must rely on your own evaluation of the merits of an investment linked to any applicable Market Measure.

The historical performance of a Market Measure should not be taken as an indication of its performance during the term of the notes. A Market Measure may perform better or worse than it has historically during the term of the notes. The historical performance of a Market Measure, including any historical performance set forth in the applicable pricing supplement, should not be taken as an indication of its future performance.

Additional Risks Relating to ETFs

There are liquidity and management risks associated with an ETF. Although shares of any ETF to which your notes are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of that ETF or that there will be liquidity in the trading market.

ETFs are subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

We cannot control actions by an ETF’s investment advisers which may adjust the ETF in a way that could adversely affect the value of the notes and the payments on the notes, and the investment adviser has no obligation to consider your interests. The policies of the investment adviser concerning the calculation of an ETF’s net asset value, additions, deletions, or substitutions of securities or other investments held by the ETF and the manner in which changes affecting the applicable Underlying Index are reflected in the ETF could affect the market price per share of the ETF and, therefore, the market value of the notes and the payments on the notes. The market value of the notes and the payments on the notes could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the value of the applicable notes. If events such as these occur or if the closing price per share of the ETF is not available, the calculation agent may determine the closing price per share of the ETF on the applicable day; as a result, the calculation agent would determine the payments on the notes in a manner it considers appropriate, in its sole discretion.

The performance of an ETF and the performance of its Underlying Index may vary. The performance of an ETF and that of its Underlying Index may vary due to transaction costs, certain corporate actions, and timing variances. In addition, because the shares of an ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of an ETF may differ from its net asset value per share; shares of an ETF may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of an ETF may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes, to the extent dependent on the return of an ETF, may not be the same as an investment directly in the securities or other investments included in the applicable Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

Notes linked to an ETF that holds non-U.S. traded securities are subject to foreign currency exchange rate risk. The share price of an ETF that holds securities traded outside of the U.S. will fluctuate based upon its net asset value, which will in turn depend in part upon changes in the value of the currencies in which the securities held by the ETF are traded. Accordingly, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the ETF are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If, the dollar strengthens against these currencies, the net asset value of the ETF will be adversely affected and the price of the ETF may decrease.

Time zone differences between the cities where the Underlying Index and an ETF trade may create discrepancies in trading levels. As a result of the time zone difference between the cities where some of the securities comprising the Underlying Index trade and where the shares of the applicable ETF trade, there may be discrepancies between the values of the Underlying Index and the trading prices of the notes.

Other Risk Factors Relating to the Notes and the Applicable Market Measure

The applicable pricing supplement will set forth additional risk factors as to the notes and the applicable Market Measure that you should review prior to purchasing notes.

SUPPLEMENTAL USE OF PROCEEDS

Unless otherwise specified in the relevant pricing supplement, we intend to lend the net proceeds we receive from each sale of the notes to the Guarantor and/or its affiliates (other than us). The Guarantor expects that it and/or its affiliates (other than us) will use the proceeds from these loans for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we may use a portion of the net proceeds to hedge our obligations under the notes by entering into hedging arrangements with one or more affiliates.

DESCRIPTION OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series A” that will be issued under the Senior Indenture, as amended and supplemented from time to time, among us, the Guarantor and The Bank of New York Mellon Trust Company N.A., as trustee. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable pricing supplement. If any information in the applicable pricing supplement is inconsistent with this product supplement, the prospectus or the prospectus supplement, you should rely on the information in that pricing supplement.

The notes are fully and unconditionally guaranteed by the Guarantor. The notes will rank equally with all of our other unsecured senior debt from time to time outstanding. The guarantee of the notes will rank equally with all other unsecured senior obligations of the Guarantor. Any payments due on the notes, including any repayment of principal, are subject to our credit risk, as issuer, and the credit risk of Bank of America Corporation, as guarantor.

The “maturity date” of the notes and the aggregate principal amount of each issue of the notes will be stated in the pricing supplement. If any scheduled payment date, including the maturity date, for the notes is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

All payments due on the notes will be payable only in U.S. dollars.

Except as set forth in the applicable pricing supplement and as discussed below, the notes are not redeemable by us or repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in the denominations set forth in the applicable pricing supplement. The CUSIP number for each issue of the notes will be set forth in the applicable pricing supplement.

Certain Terms of the Notes

Interest. We may issue notes that are interest-bearing, or that do not bear interest. We may issue notes in which the payment of interest for one or more periods is contingent upon the occurrence of one or more specified events. Unless otherwise set forth in the applicable pricing supplement, for interest-bearing notes, each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the most recent interest payment date for which interest has been paid or provided for, as the case may be, to, but excluding, that interest payment date. For so long as the notes are held in book-entry only form, we will pay interest to the persons in whose names the notes are registered at the close of business one business day prior to each interest payment date. If the notes are not held in book-entry only form, the record dates will be the first day of the month in which the applicable interest payment is due. The applicable pricing supplement will set forth whether the notes are interest-bearing and if so, the applicable rate and calculation method.

Payments on the Notes. The payment at maturity may be determined according to one or more calculation days occurring shortly before the maturity date of the notes. We may also issue notes in which payments at maturity, or in connection with redemption of the notes, are determined according to one or more “Observation Dates” during the term of the notes. (If so specified in the applicable pricing supplement, we may use a different term to refer to calculation days or Observation Dates.)

Redemption Prior to Maturity. If so specified in the applicable pricing supplement, your notes may be called at our option, or may be automatically called upon the occurrence of certain specified events, in each case in whole or in part, on the date or dates as specified in the applicable pricing supplement and if called at our option, upon such notice as specified in the applicable pricing supplement. The applicable pricing supplement will also set forth the manner in which any payment due upon such early redemption will be calculated. Unless otherwise set forth in the applicable pricing supplement, the notes are not subject to redemption at the option of the holder prior to maturity.

Business Days. Unless otherwise set forth in the applicable pricing supplement, a “business day” means any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Trading Days. Unless otherwise specified in the applicable pricing supplement as to any Index, a “trading day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) in the case of an Index, the Index or any successor is calculated and published. As to any ETF, the term shall mean a day on which the securities exchange on which that ETF has its primary listing is open for trading.

Events Relating to Calculation Days. If, as to any Index or ETF, (i) a Market Disruption Event occurs on a scheduled calculation day or (ii) any scheduled calculation day is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”):

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The closing level or Closing Market Price of the applicable Index or ETF for the applicable non-calculation day will be the closing level or Closing Market Price of the Index or ETF on the next applicable scheduled calculation day. For example, if there are five calculation days for your notes, and if the first and second scheduled calculation days are non-calculation days, then the closing level or Closing Market Price of the applicable Index or ETF on the next calculation day will also be the closing level or Closing Market Price for that Index or ETF on the first and second scheduled calculation days.

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However, if no further calculation days occur after a non-calculation day, or if every scheduled calculation day is a non-calculation day (for example, if there is only one calculation day), then the closing level or Closing Market Price of the applicable Index or ETF for each following non-calculation day (or for all the scheduled calculation days, if applicable) will be determined (or, if not determinable, estimated) by the calculation agent in a commercially reasonable manner on the last scheduled calculation day, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day. For example, if the final (or only) calculation day is a non-calculation day as to any Index or

ETF, the calculation agent may elect to postpone that calculation day for up to five scheduled trading days.

In either case, if the calculation agent elects to do so as to any Index or ETF, the applicable payment date on the notes may be postponed for the same number of business days.

For the avoidance of doubt, if your notes are linked to more than one Index or ETF, the occurrence of a non-calculation day as to any Index or ETF as described above or below will not affect the determination of the level or Closing Market Price of any other Index or ETF that is not so affected.

Events Relating to Observation Dates. If, for any Index or ETF, (i) a Market Disruption Event occurs on a scheduled Observation Date or (ii) the calculation agent determines that, by reason of an extraordinary event, occurrence, declaration or otherwise, any scheduled Observation Date is not a trading day for any Index or ETF (any such day in either (i) or (ii) being a “non-Observation Date”), the calculation agent will determine the closing level or Closing Market Price of the applicable Indices or ETFs for that day as follows:

•	The closing level or Closing Market Price of an Index or ETF that is not so affected will be its closing level or Closing Market Price on that non-Observation Date.

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The closing level or Closing Market Price of an Index or ETF that is affected by that non-Observation Date will be deemed to be its closing level or Closing Market Price on the first trading day following that non-Observation Date on which no Market Disruption Event occurs with respect to that Index or ETF; provided that the closing level or Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled trading day following that non-Observation Date, or, in the case of an Observation Date occurring shortly before the maturity date of the notes (a “Valuation Date”), no later than the second scheduled trading day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that day.

The applicable Observation Date will be deemed to occur after the calculation agent has determined the closing levels or Closing Market Prices of the applicable Indices and/or ETFs as provided above. If, due to a Market Disruption Event or otherwise, an Observation Date (other than a Valuation Date) is postponed, any applicable payment date relating to that Observation Date will be the third business day following the Observation Date as so postponed. However, unless otherwise set forth in the applicable pricing supplement, if the Valuation Date is postponed, under no circumstances will the maturity date be postponed.

Closing Market Price for ETFs

Unless otherwise set forth in the applicable pricing supplement, any applicable trading day under the terms of the notes, the value of an ETF will be determined by multiplying its Closing Market Price by its “Price Multiplier.” The initial Price Multiplier for each ETF will be one, and will be subject to adjustment as provided below.

The “Closing Market Price” for one share of an ETF on any trading day means any of the following:

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if the ETF is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Global Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the ETF is listed or admitted to trading;

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if the ETF is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

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if the ETF is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and the ETF is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the ETF is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

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if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the ETF obtained from as many dealers in that security (which may include us, MLPF&S and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

Market Disruption Events

Indices. For an Index, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in the Index trade (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Index or any successor index; and

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Index, or any successor index.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to Indices with component securities listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

ETFs. As to any ETF, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the ETF (or the successor ETF (as defined below)) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)	the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the ETF (or the successor ETF) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the ETF;

(C)	the suspension, absence or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the Underlying Index (or the successor underlying index (as defined below)) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index;

(D)

the suspension, absence or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index (or the successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any successor underlying index; or

(E)	the determination that the scheduled calculation day is not a trading day by reason of an extraordinary event, occurrence, declaration or otherwise, or that any event materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the ETF (or successor ETF) or the relevant futures or options contracts relating to those shares or the Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares of the ETF (or successor ETF) or the Underlying Index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the ETF;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Adjustments to an Index

After the applicable pricing date, an index publisher may make a material change in the method of calculating an Index or in another way that changes the Index such that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made. In this case, the calculation agent will, at the close of business in New York, New York, on each date that the closing level is to be calculated under the terms of the applicable notes, make adjustments to the Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of the Index as if those changes or modifications had not been made, and calculate the closing level of the Index, as so adjusted.

Discontinuance of an Index

After the pricing date, an index publisher may discontinue publication of an Index to which an issue of the notes is linked. The index publisher or another entity may then publish a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the original Index (a “successor index”). If this occurs, the calculation agent will substitute the successor index as calculated by the relevant index publisher or any other entity and calculate the level of the Index at any time required under the terms of the notes. If the calculation agent selects a successor index, the calculation agent will give written notice of the selection to the trustee, to us, and to the holders of the notes.

If an index publisher discontinues publication of an Index before the last date on which the level of the Index must be determined for purposes of the notes, and the calculation agent does not select a successor index, then on each relevant day that the level of the Index must be determined, until the earlier to occur of:

•	the determination of the final payment on the notes; and

•	a determination by the calculation agent that a successor index is available,

the calculation agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. The calculation agent will make available to holders of the notes information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

If a successor index is selected or the calculation agent calculates a level as a substitute for an Index, the successor index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your notes are linked may adversely affect trading in the notes.

Anti-Dilution and Discontinuance Adjustments Relating to ETFs

Anti-Dilution Adjustments for an ETF

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier and other terms of the notes, as a result of certain events related to an ETF, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an ETF is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	the number of shares that a holder of one share of the ETF before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an ETF is subject to (i) a stock dividend (i.e., an issuance of additional shares of ETF) that is given ratably to all holders of the ETF or (ii) a distribution of additional shares of the ETF as a result of the triggering of any provision of the organizational documents of the ETF or otherwise, then, once the dividend has become effective and the ETF is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of the ETF;

provided that no adjustment will be made for a stock dividend for which the number of shares of the ETF paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to an ETF other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an ETF, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the ETF’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the ETF on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the ETF on that preceding trading day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the ETF of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the ETF of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the ETF described under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If the ETF, after the pricing date, declares or makes a distribution to all holders of the shares of the ETF of any class of its securities (other than shares of the ETF), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share of the ETF, and the denominator of which will be the Closing Market Price per share of the ETF, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share of the ETF.

Reorganization Events. If after the pricing date as to any ETF, the ETF, or its successor, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the ETF is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the ETF or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the ETF to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of an ETF.” For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

Discontinuance of an ETF

If shares of an ETF are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued ETF (that exchange traded fund being referred to herein as a “successor ETF”). In that event, the calculation agent will adjust the Closing Market Price of the ETF, as necessary, such that the successor ETF closely replicates the performance of the ETF.

If the ETF (or a successor ETF) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the ETF (or a successor ETF) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the ETF (or a successor ETF) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF (or a successor ETF). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor ETF is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF (or a successor ETF), that successor ETF or substitute computation methodology, as applicable, will be substituted for the ETF (or the successor ETF) for all purposes of the notes.

If at any time:

•

the Underlying Index (or the underlying index related to a successor ETF) is discontinued or ceases to be published and (i) the applicable index sponsor or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the ETF’s investment advisor does not announce that the ETF will track the successor underlying index; or

•

the ETF (or a successor ETF) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the ETF, or a material change to the Underlying Index) so that the ETF does not, in the opinion of the calculation agent, fairly represent the price per share of the ETF (or a successor ETF) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of the ETF (or a successor ETF) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the ETF (or any successor ETF) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of an ETF or an Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the stated maturity date of the notes and as if the calculation day were five trading days prior to the date of acceleration. In addition, the notes will not bear a default interest rate.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding notes as described in this product supplement, including determinations regarding the payments on the notes, the Market Measure, any Market Disruption Events, a successor index, a successor ETF, trading days, business days, calculation days, non-calculation days, and determinations relating to changes to any Index, ETF or Underlying Index, as described above. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you, the Guarantor and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each issue of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the amounts due on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the Senior Indenture and in the section entitled “Events of Default and Rights of Acceleration” on page 35 of the accompanying prospectus. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate. The applicable pricing supplement will set forth how the payments on the notes in the event of an event of default will be determined.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

One or more of our affiliates may act as our selling agent for any offering of the notes. Each selling agent will be a party to a distribution agreement described in the “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-15 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable pricing supplement.

None of the selling agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax and other advisors.

MLPF&S and any of our other affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable pricing supplement, in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The applicable pricing supplement will set forth a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.